Exhibit 99.1
NV5 Announces $150 Million Proposed Public Offering of Common Stock

HOLLYWOOD, FL, March 10, 2021 – NV5 Global, Inc. (the “Company” or “NV5”) (Nasdaq: NVEE), a provider of compliance, technology, and engineering consulting solutions, announced today that it intends to offer $150 million of shares of its common stock in an underwritten public offering. NV5 also intends to grant the underwriters an option for a period of 30 days to purchase up to $22.5 million of additional shares of its common stock. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

BofA Securities, Roth Capital Partners, Baird and Morgan Stanley, are acting as joint book-running managers for the offering.

The Company intends to use the net proceeds of the offering for general corporate purposes, which may include possible acquisitions, the expansion of its business, providing working capital, and reducing debt.

The shares described above are being offered by NV5 pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). An electronic preliminary prospectus supplement relating to the offering is being filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained when available from BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, or by email at dg.prospectus--requests@bofa.com; from Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147; from Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, WI 53202; from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; or by accessing the SEC’s website, http://www.sec.gov.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of compliance, technology, and engineering consulting solutions for public and private sector clients supporting infrastructure, utility, and building assets and systems. The Company primarily focuses on six business verticals: testing, inspection & consulting, infrastructure support services, utility services, buildings & program management, environmental health sciences, and geospatial technology services. NV5 operates out of more than 100 offices nationwide and abroad. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.